UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	September 30, 2008
ENERGY CONVERSION DEVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8403	38-1749884
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2956 Waterview Drive, Rochester Hills, MI	48309
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 293-0440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

     This Amendment No. 1 to a Current Report on Form 8-K/A is being filed by Energy Conversion Devices solely for the purpose of including the press release issued on October 2, 2008, which was inadvertently not included with the Form 8-K filed on October 6, 2008. No changes were made to the text of the filing.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

           Compensatory Arrangements of Certain Officers

Retirement of Director

On September 30, 2008, Dr. Florence Metz notified Energy Conversion Devices, Inc. (the “Company”) that she has decided to retire from active Board service and will not be standing for re-election at the 2008 Annual Meeting of Stockholders scheduled to be held on November 18, 2008. Dr. Metz has been a member of ECD’s Board of Directors since 1990.

At a meeting held on September 30, 2008, the Board of Directors of the Company set the number of directors at eight effective November 18, 2008, and, at the recommendation of the Corporate Governance and Nominating Committee, nominated Messrs. Joseph A. Avila, Alan E. Barton, Christopher P. Belden, Robert I. Frey, William J. Ketelhut, Mark D. Morelli, Stephen Rabinowitz and George A. Schreiber, Jr. to stand for election at the Annual Meeting of Stockholders to be held on November 18, 2008. The slate of directors nominated, except for Mr. Morelli, do not have any direct or indirect material relationship with the Company and are independent within the meaning of the Company’s Corporate Governance Principles and applicable rules of the NASDAQ Stock Market, Inc.

Item 7.01       Regulation FD Disclosure

On October 2, 2008, the Company issued a press release announcing several strategic initiatives at its 2008 Investor Day, including the acceleration of its nameplate capacity to 420MW in fiscal 2010 and to 720MW in fiscal 2011. A copy of the press release is attached to this report.

Item 9.01       Financial Statements and Exhibits

(d)          Exhibits:

Exhibit No.                            Description

99.1                  Press release issued by Energy Conversion Devices, Inc. on October 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:	/s/ Ghazaleh Koefod
Corporate Secretary

Date: January 5, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Energy Conversion Devices, Inc. on October 2, 2008